                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                            RADIO UNICA HOLDINGS CORP.


         The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware") hereby certifies that:

         FIRST: The name of this Corporation (hereinafter called the "Corporation") is Radio Unica Holdings Corp.

         SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle (zip code 19801); and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

         THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: (A) The total number of shares of stock which this Corporation shall have authority to issue is five hundred fifty thousand (550,000) shares, of which four hundred fifty thousand (450,000) shares of the par value of $.01 per share shall be Preferred Stock and one hundred thousand (100,000) shares of the par value of $.01 per share shall be Common Stock. The holders of shares of Common Stock shall have one vote per share.

                           (B) The Board of Directors of this Corporation is
hereby expressly granted the authority by resolution or resolutions to establish and issue the Preferred Stock in one or more series with such voting powers , full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other special rights and with such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the establishment and issuance thereof adopted by the Board of Directors.

         FIFTH: The name and mailing address of the incorporator are as follows:
Martin H. Neidell, c/o Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038.

         SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         SEVENTH: The original By-Laws of the Corporation shall be adopted by the incorporator. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors.

         EIGHTH: To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (1) for any breach of the directors' duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derived any improper personal benefit. Neither the amendment or repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal.

         NINTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

         Executed at New York, New York on June 29, 1998.



                                      --------------------------------------
                                      Martin H. Neidell, Incorporator

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                      AND RELATIVE, PARTICIPATING, OPTIONAL
                       OR OTHER SPECIAL RIGHTS OF SERIES A
                       PREFERRED STOCK AND QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS THEREOF

                                       OF

                           RADIO UNICA HOLDINGS CORP.


         1. DESIGNATION. The designation of the series of Preferred Stock created hereby is Series A Preferred Stock and the number of shares constituting such series is 450,000 (the "Series A Preferred Stock").

         2. RANK. The Series A Preferred Stock shall, with respect to dividend rights, rights on redemption and rights on liquidation, winding up and dissolution, rank prior to any other equity securities of the Corporation, including all classes of Common Stock and any other series of Preferred Stock established by the Board of Directors (all of such equity securities of the Corporation to which the Series A Preferred Stock ranks prior are collectively referred to herein as the "Junior Stock").

         3. DIVIDENDS.

            (i) The holders of Series A Preferred Stock shall be entitled to receive in preference to the holders of any Junior Stock, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the rate per annum of 10% of the Accrued Liquidation Preference (as hereinafter defined) from time to time in effect. Such dividends shall begin to accrue from and after the date of issuance and shall be payable in equal semi-annual installments on a cumulative basis, compounded quarterly, on the lst day of January and July in each year, with the first such payment to be made January 1, 1999;

provided, however, that effective January 1, 2005 and on each January 1 thereafter the dividends on the Series A Preferred Stock shall increase at the rate per annum of 2% of the Accrued Liquidation Preference, but in no event shall such dividend be more than the rate per annum of 20% of the Accrued Liquidation Preference.

               (ii) All dividends paid with respect to shares of the Series A Preferred Stock pursuant to paragraph 3(i) hereof shall be paid pro rata (both as to the amount of declaration and form of payment) to the holders entitled thereto. Any dividend not paid shall be fully cumulative and shall accrue and be compounded quarterly (whether or not declared), at the rate provided above.

               (iii) So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Stock to the holders of Junior Stock or repurchases of stock from former employees of the Corporation), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Stock, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption and/or distribution, as the case may be, all accrued and unpaid dividends on shares of the Series

A Preferred Stock not paid on the dates provided for in paragraph 3(i) hereof shall have been or are paid.

               (iv) Each fractional share of Series A Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Series A Preferred Stock pursuant to paragraph 3(i) hereof, and all such dividends with respect to such outstanding fractional shares shall be fully cumulative and accrue (whether or not declared), with interest at the rate set forth above, and shall be payable in the same manner and at such times as provided for in paragraph 3(i) hereof with respect to dividends on each outstanding share of Series A Preferred Stock.

         4. LIQUIDATION PREFERENCE.

               (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $100.00 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (the "Accrued Liquidation Preference") before any payment shall be made or any assets distributed to the holders of any of the Junior Stock. Except as provided in the preceding sentence, holders of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the Accrued Liquidation Preference to the holders of outstanding shares of Series A Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock are entitled were paid in full.

               (ii) For the purposes of this paragraph 4, the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets (including stock of a subsidiary) of the Corporation or the consolidation or merger of the Corporation with one or more other corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

               (iii) The Accrued Liquidation Preference with respect to each outstanding fractional share of Series A Preferred Stock shall be equal to a ratably proportionate amount of the Accrued Liquidation Preference with respect to each outstanding share of Series A Preferred Stock.

         5. REDEMPTION AT THE OPTION OF THE CORPORATION.

               (i) The Series A Preferred Stock shall be redeemable, at the option of the Corporation, in whole or in part, at any time or from time to time, at a redemption price of $100.00 per share, together with accrued and unpaid dividends thereon to the date fixed for redemption, to the extent the Corporation shall have funds legally available for such payment.

               (ii) Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided, however, that no such issued and reacquired shares of Series A Preferred Stock shall be reissued or sold as Series A Preferred Stock unless reissued as a stock dividend on shares of Series A Preferred Stock.

               (iii) Notwithstanding the foregoing provisions of this paragraph 5, unless the full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed.

         6. PROCEDURE FOR REDEMPTION.

               (i) In the event that fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to paragraph 5, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be redeemed on a pro rata basis.

               (ii) In the event the Corporation shall redeem shares of Series A Preferred Stock pursuant to paragraph 5, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (a) the redemption date; (b) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (c) the redemption price; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date, unless the Corporation shall fail to pay the redemption price as set forth herein.

               (iii) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption) dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, unclassified as to series, and shall not be reissued as shares of Series A Preferred Stock (unless reissued as a stock dividend on Series A Preferred Stock), and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and any accrued and unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In the event fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

         7. REDEMPTION AT THE OPTION OF THE HOLDERS. (a) The holders of a majority of the outstanding Series A Preferred Stock may elect to cause the Corporation to redeem the outstanding Series A Preferred Stock upon the occurrence of any of the following events:

               (i) A consolidation or merger of the Corporation with or into another entity where the holders of the capital stock of the Corporation immediately prior to such merger or consolidation hold 50% or less of the outstanding capital stock of the entity surviving such merger or consolidation immediately after such transaction (based on voting power), or the sale of all or substantially all of the Corporation's assets;

               (ii) The Corporation's sale of Common Stock in a bona fide firm commitment underwriting pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended; or

               (iii) August 6, 2007.

         (b) The Corporation shall give the holders of Series A Preferred Stock at least 30 days' notice prior to the scheduled occurrence of any of the events specified in clauses (i) or (ii) (collectively, the "Liquidity Events"). Notice of election to redeem shall be given to the holders of Series A Preferred Stock at least five days prior to the scheduled Liquidity Events or by June 25, 2007 with respect to clause (iii). If the Liquidity Event arises pursuant to clause
(ii) and if the underwriters require that Series A Preferred Stock be exchanged for Common Stock of the Corporation and not redeemed, then each share of Series A Preferred Stock valued at the Accrued Liquidation Preference shall be exchanged for a number of shares of Common Stock equal to the Accrued Liquidation Preference divided by the midpoint of the proposed public offering price range of a share of Common Stock less the underwriter's discount.

         8. VOTING RIGHTS.

               (i) Except as otherwise required by law, the holders of record of shares of Series A Preferred Stock shall have the right to vote, together with the holders of outstanding shares of Common Stock and not by classes, on all matters on which holders of Common Stock shall have the right to vote. The holders of Series A Preferred Stock shall have the right to cast 10 votes for each share of Series A Preferred Stock.

               (ii) So long as any shares of Series A Preferred Stock are outstanding, the Corporation will not without the affirmative vote or consent of the holders of a majority of the issued and outstanding Series A Preferred Stock voting as a separate class create any class or series of shares ranking on a parity with or prior to the Series A Preferred Stock either as to dividends or redemption or upon liquidation, or amend, alter or repeal (whether by merger, consolidation or otherwise) the Corporation's certificate of incorporation to adversely affect the voting powers, rights or preferences of the Series A Preferred Stock.

               (iii) The Corporation will not without the affirmative vote or consent of the holders of a majority of the issued and outstanding Series A Preferred Stock amend the terms or any provisions of the Series A Preferred Stock.

         IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Joaquin Blaya, its Chief Executive Officer and attested by Steven Dawson, its Secretary, this 30th day of June, 1998.

                                        RADIO UNICA HOLDINGS CORP.


                                        By:
                                           -------------------------------------
                                           Name: Joaquin Blaya
                                           Title: Chief Executive Officer

Attest:



-----------------------------------
Name: Steven Dawson
Title: Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           RADIO UNICA HOLDINGS CORP.

                           --------------------------


         It is hereby certified that:

         1. The name of the corporation is Radio Unica Holdings Corp. (the "Corporation").

         2. The certificate of incorporation of the Corporation is hereby amended to delete Article FIRST in its entirety and substitute the following:

                  "FIRST: The name of this Corporation (hereinafter called the "Corporation") is Radio Unica Communications Corp."


         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, this certificate has been signed this 2nd day of July, 1999.


                                         RADIO UNICA HOLDINGS CORP.


                                         By:
                                             ----------------------------------


ATTEST:

-----------------------------
Steven E. Dawson, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        RADIO UNICA COMMUNICATIONS CORP.

                           --------------------------


         It is hereby certified that:

         1. The name of the corporation is Radio Unica Communications Corp. (the "Corporation").

         2. The certificate of incorporation of the Corporation is hereby amended to delete Article FOURTH (A) in its entirety and substitute the following:

                  "FOURTH: (A) The total number of shares of stock which this Corporation shall have authority to issue is forty-five million (45,000,000) shares, of which five million (5,000,000) shares of the par value of $.01 per share shall be Preferred Stock and forty million (40,000,000) shares of the par value of $.01 per share shall be Common Stock. The holders of shares of Common Stock shall have one vote per share."

         3. Simultaneously with the effectiveness of the amendment to Article FOURTH (A), each of the issued and outstanding shares of Common Stock, par value $.01 per share, shall be changed and reclassified into three hundred ten (310) shares of Common Stock, par value $.01 per share.

         4. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, this certificate has been signed this 7th day of October, 1999.



                                    RADIO UNICA COMMUNICATIONS CORP.


                                    By:
                                        ---------------------------------------
                                        Joaquin F. Blaya, Chairman of the Board


ATTEST:



---------------------------------------
Steven E. Dawson, Secretary


                                       2